Exhibit (a)(3)
                          KEMPER AGGRESSIVE GROWTH FUND

                Certificate of Amendment of Declaration of Trust
                ------------------------------------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Kemper Aggressive Growth Fund, a Massachusetts business trust (the "Trust"), acting pursuant to the authority granted to the Board of Trustees in the Agreement and Declaration of Trust dated October 3, 1996, as amended (the "Declaration of Trust"), do hereby certify that the Board of Trustees unanimously adopted the resolution set forth below at a meeting called, convened and held on May 23, 2001.

         RESOLVED, that, pursuant to the authority granted to the Board of Trustees in the Declaration of Trust, the Declaration of Trust shall be amended to change the name of the Trust from Kemper Aggressive Growth Fund to Scudder Aggressive Growth Fund, effective June 25, 2001, and, further, that the execution by a majority of the members of this Board of an appropriate instrument in writing reflecting the change of the name of the Trust, and the filing of such instrument with the office of the Secretary of State of The Commonwealth of Massachusetts be, and hereby is, approved.


         IN WITNESS WHEREOF, the undersigned have this day signed this Certificate.


/s/ John W. Ballantine
------------------------------               ----------------------------------
John W. Ballantine, Trustee                  Robert B. Hoffman, Trustee

/s/ Lewis A. Burnham                         /s/ Donald R. Jones
------------------------------               ----------------------------------
Lewis A. Burnham, Trustee                    Donald R. Jones, Trustee

/s/ Linda C. Coughlin                        /s/ Shirley D. Peterson
------------------------------               ----------------------------------
Linda C. Coughlin, Trustee                   Shirley D. Peterson, Trustee

/s/ Donald L. Dunaway                        /s/ William P. Sommers
------------------------------               ----------------------------------
Donald L. Dunaway, Trustee                   William P. Sommers, Trustee




Dated:  May 23, 2001